Exhibit 10.1

FIRST AMENDMENT TO SENIOR SECURED, SUPER-PRIORITY DEBTOR-IN-POSSESSION LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO SENIOR SECURED, SUPER-PRIORITY DEBTOR-IN-POSSESSION LOAN AND SECURITY AGREEMENT (this “Agreement”), entered into as of November 3, 2016, is made and entered into by and among DIP SPV I, L.P. (“DIP Lender”) and IMPLANT SCIENCES CORPORATION, C ACQUISITION CORP., ACCRUEL SYSTEMS INTERNATIONAL CORPORATION, and IMX ACQUISITION CORP. (collectively, “Borrower”).

WHEREAS, Borrower and DIP Lender are parties to that certain Senior Secured, Super-Priority Debtor-In-Possession Loan and Security Agreement, dated as of October 10, 2016 (as the same may from time to time be amended, restated, supplemented or otherwise modified, collectively, the “Loan Agreement”), pursuant to which, subject to the terms and conditions set forth therein, DIP Lender has made certain credit facilities available to Borrower.  The Loan Agreement and all instruments, documents and agreements executed in connection therewith, or related thereto are referred to herein collectively as the “Existing Loan Documents.”

WHEREAS, Borrower has requested and DIP Lender has agreed to, among other things, amend the terms and conditions of the Existing Loan Documents pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

Defined Terms.  Initially capitalized terms used herein and not defined herein that are defined in the Loan Agreement shall have the meanings assigned to them in the Loan Agreement (as amended hereby).

2.

Amendments to Loan Agreement.  The Loan Agreement is hereby amended as follows:

(a)

The following defined terms contained in Schedule 1.1 of the Loan Agreement are hereby amended and restated in their entirety as follows:

“Loan Amount” (a) prior to entry of the Final Order, up to the Interim Order Amount and (b) thereafter, up to $8,000,000.

“Carve-Out Professionals” shall mean, collectively: (a) Willkie Farr & Gallagher LLP, Young Conaway Stargart & Taylor, LLP and Ellenoff Grossman & Schole LLP, as counsel for Borrower; (b) Chardan Capital Markets, LLC and Noble Financial Capital Markets, as investment bankers for Borrower; and (c) one financial advisor, one counsel and one Delaware counsel for any Committee.

(b)

References to the Loan Amount of “$5,700,000” on the cover page and in the recitals of the Loan Agreement are hereby amended by replacing each such reference with the amount of “$8,000,000”.

(c)

Section 2.8(a) of the Loan Agreement is hereby amended by replacing “$199,500” therein with “$280,000”.

(d)

Section 2.8(b) of the Loan Agreement is hereby amended by replacing “$427,500” therein with “$600,000”.

(e)

Section 5.17(e) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“No later than December 19, 2016, obtain entry of an order of the Bankruptcy Court approving the Sale; and”

(f)

Section 5.17(f) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“No later than February 2, 2017, close the sale of the Collateral pursuant to the Bid Procedures and indefeasibly and finally pay the Obligations in full, in cash, at the closing of the Sale.”

(g)

Schedule A-1 to the Loan Agreement is hereby amended to add to it the additional items listed on Schedule A-1 to this Agreement. DIP Lender hereby waives any breach of the Loan Agreement or the other Loan Documents or potential Event of Default thereunder arising from the failure prior to the date hereof to include on Schedule A-1 the additional items identified on Schedule A-1 hereto.

(h)

DIP Lender hereby acknowledges and agrees that it hereby accepts and approves the form of Bid Procedures attached hereto as Exhibit A.

3.

Representations and Warranties.  Borrower represents and warrants to DIP Lender that, before and after giving effect to this Agreement:

(a)

All warranties and representations made to DIP Lender under the Loan Agreement and the Loan Documents are accurate in all material respects on and as of the date hereof as if made on and as of the date hereof, before and after giving effect to this Agreement.

(b)

The execution, delivery and performance by Borrower of this Agreement and any assignment, instrument, document, or agreement executed and delivered in connection herewith and the consummation of the transactions contemplated hereby and thereby (i) have been duly authorized by all requisite action of Borrower and have been duly executed and delivered by or on behalf of Borrower; (ii) do not violate any provisions of (A) applicable law, statute, rule, regulation, ordinance or tariff, (B) any order of any Governmental Authority binding on Borrower or any of Borrower’s respective properties the effect of which would reasonably be expected to result in a Material Adverse Change, or (C) the certificate of incorporation or bylaws (or any other equivalent governing agreement or document) of Borrower, or any agreement between Borrower and its shareholders, members, partners or equity owners or among any such shareholders, members, partners or equity owners; (iii) are not in conflict with, and do not result in a breach or default of or constitute an Event of Default, or an event, fact, condition, breach, Default or Event of Default under any indenture, agreement or other instrument to which Borrower is a party, or by which the properties or assets of Borrower are bound, the effect of which would reasonably be expected to result in a Material Adverse Change; (iv) except as set forth herein, will not result in the creation or imposition of any Lien of any nature upon any of the properties or assets of Borrower; and (v) do not require the consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or Borrower unless otherwise obtained.

(c)

This Agreement and any assignment, instrument, document, or agreement executed and delivered in connection herewith constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms.

(d)

No Default or Event of Default has occurred and is continuing or would exist under the Loan Agreement or any of the Loan Documents, before and after giving effect to this Agreement.

4.

Conditions Precedent.  The amendments set forth in Section 2 herein shall be effective upon completion of the following conditions precedent (with all documents to be in form and substance satisfactory to DIP Lender and DIP Lender’s counsel):

(a)

The Bankruptcy Court shall have entered an order, in form and substance acceptable to DIP Lender in its sole discretion, approving the amendment of the terms of the Loan Agreement consistent with the terms set forth herein;

(b)

Borrower shall have delivered to DIP Lender an updated Budget as of the date hereof reflecting the increase in the Loan Amount and fees provided for hereby and changes to the uses of the Loan Amount proceeds received by Borrower;

(c)

DIP Lender shall have received this Agreement duly executed by Borrower;

(d)

Borrower shall have executed and/or delivered such additional documents, instruments and agreements as reasonably requested by DIP Lender; and

(e)

Payment of all fees, charges and expenses payable to DIP Lender on or prior to the date hereof, including the increase of $80,500 of the Closing Fee.  Borrower hereby authorizes DIP Lender to charge such fees, charges and expenses to the Loan Account to the extent not paid when due.

5.

Miscellaneous.

(a)

Reference to the Effect on the Loan Agreement.  Upon the effectiveness of this Agreement, each reference in (i) the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import or (ii) the other Loan Documents to “the Loan Agreement” shall mean and be a reference to the Loan Agreement as amended by this Agreement.

(b)

Ratification.  Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement and the other Loan Documents, as amended by this Agreement, effective as of the date hereof.

(c)

Release.  By execution of this Agreement, Borrower acknowledges and confirms that Borrower does not have any actions, causes of action, damages, claims, obligations, liabilities, costs, expenses and/or demands of any kind whatsoever, at law or in equity, matured or unmatured, vested or contingent arising out of or relating to this Agreement, the Loan Agreement or the other Loan Documents against any Released Party (as defined below), whether asserted or unasserted.  Notwithstanding any other provision of any Loan Document, to the extent that such actions, causes of action, damages, claims, obligations, liabilities, costs, expenses and/or demands may exist, Borrower voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself, its managers, members, directors, officers, employees, stockholders, Affiliates, agents, representatives, accountants, attorneys, successors and assigns and their respective Affiliates (collectively, the “Releasing Parties”), hereby fully and completely releases and forever discharges DIP Lender, its Affiliates and its and their respective managers, members, officers, employee, Affiliates, agents, representatives, successors, assigns, accountants and attorneys (collectively, the “Indemnified Persons”) and any other Person or insurer which may be responsible or liable for the acts or omissions of any of the Indemnified Persons, or who may be liable for the injury or damage resulting therefrom (collectively, with the Indemnified Persons, the “Released Parties”), of and from any and all actions, causes of action, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, matured or unmatured, vested or contingent, that any of the Releasing Parties has against any of the Released Parties, arising out of or relating to this Agreement, the Loan Agreement and the other Loan Documents which Releasing Parties ever had or now have against any Released Party, including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated.

(d)

Security Interest.  Borrower hereby confirms and agrees that, subject to Section 2(g) of this Agreement, all security interests and liens granted to DIP Lender continue in full force and effect and shall continue to secure the Obligations.  Subject to Section 2(g) of this Agreement, nothing herein contained is intended to in any way impair or limit the validity, priority and extent of DIP Lender’s existing senior secured, super-priority debtor-in-possession security interest in and liens upon the Collateral.

(e)

Costs and Expenses.  Borrower agrees to pay on demand all usual and customary costs and expenses of DIP Lender and/or its Affiliates in connection with the preparation, execution, delivery and enforcement of this Agreement and all other agreements and instruments executed in connection herewith, including, including without limitation reasonable attorneys’ fees and expenses of DIP Lender’s counsel.

(f)

GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PROVISIONS.

(g)

Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement.  Signatures sent by facsimile or electronic mail shall be deemed originals for all purposes and shall bind the parties hereto.

(h)

Loan Document.  This Agreement and any assignment, instrument, document, or agreement executed and delivered in connection with or pursuant to this Agreement shall be deemed to be a “Loan Document” under and as defined in the Loan Agreement for all purposes.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first hereinabove written.

BORROWER:

IMPLANT SCIENCES CORPORATION

By:  /s/ William McGann_____

Name: William McGann

Title: Chief Executive Officer

C ACQUISITION CORP.

By:  /s/ William McGann_____

Name: William McGann

Title: President

ACCRUEL SYSTEMS INTERNATIONAL CORPORATION

By:  /s/ William McGann_____

Name: William McGann

Title: President

IMX ACQUISITION CORP.

By:  /s/ William McGann_____

Name: William McGann

Title: President

Signature Page to First Amendment to Senior Secured, Super-Priority Debtor-In-Possession Loan and Security Agreement

DIP LENDER:

DIP SPV I, L.P.

By: /s/ Antonio Ruiz-Gimenez, Jr.

Name: Antonio Ruiz-Gimenez, Jr.

Title: Managing Member

Signature Page to First Amendment to Senior Secured, Super-Priority Debtor-In-Possession Loan and Security Agreement